U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act of 1934



         Date of Report                        October 18, 2002
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                          75074
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099



Item 5.     Other Events


     On October 18, 2002, one of TGC Industries, Inc.'s ("TGC" or the
"Company")contracts for geophysical services was cancelled.   It was
reported to the Board on Directors of the Company that said contract represented approximately 55% of the Company's current backlog.


Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


October 18, 2002
                                    By: /s/ WAYNE A. WHITENER
                                            Wayne A. Whitener,
                                            President and CEO
                                        (Principal Executive Officer)